Exhibit 10(21)
                      FIRST FEDERAL SAVINGS BANK OF MARION
                             DIRECTOR EMERITUS PLAN


         This Director Emeritus Plan (the "Plan"), effective as of the 1st day of March, 1996, formalizes the understanding by and between FIRST FEDERAL SAVINGS BANK OF MARION (the "Bank"), a federally chartered savings bank, and W. GORDON CORYEA, hereinafter referred to as "Participant."

                                    SECTION I
                                     PURPOSE

         The purpose of the Plan is (i) to honor, reward and recognize directors who have provided long and faithful service to the Bank, (ii) to ensure continued service on the board by such directors until retirement age, (iii) to encourage such long-term directors to relinquish their formal positions on the board, upon reaching retirement age, and instead to provide on-going Advisory Services to the Bank via their role as Emeritus Directors and (iv) generally, to create a structure which will facilitate orderly transitions as new directors replace retiring directors.

                                   SECTION II
                                   DEFINITIONS

2.1 "Advisory Services" means (i) advice and consultation provided to the Bank by the Director Emeritus, as requested from time to time by the
         Board of Directors or by any officer designated by the Board of Directors and (ii) attendance at a minimum of four formal meetings held by the Board of Directors during each consecutive twelve (12) month period following commencement of his Advisory Services. A Participant shall commence providing Advisory Services upon the later of: (i) the first day of the month following the date of the Participant's designation as Director Emeritus or (ii) the first day of April, 1998 and shall continue for the remainder of the Participant's life, unless such Participant becomes unwilling or unable to provide such Advisory Services.

2.2 "Bank" means FIRST FEDERAL SAVINGS BANK OF MARION or any company successor or predecessor thereto by merger, consolidation, liquidation or other reorganization.

23 "Beneficiary" means the individual(s) (and their heirs) or entity(ies) designated as Beneficiary in Exhibit A of the Plan to whom certain benefits are payable under this Plan. The Beneficiary designation may be changed at any time by submitting to the Administrator, in substantially the form attached hereto as Exhibit A, a written designation of the primary and/or secondary Beneficiaries to whom payment shall be made under the Plan. If no Beneficiary is so designated, then the Participant's Spouse, if living, will be deemed the Beneficiary. If the Participant's Spouse is not living, then the Children of the Participant will

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         be deemed the  Beneficiaries  and will take on a per stirpes basis.  If there are no Children, then the Estate of the Participant will be deemed the Beneficiary.

2.4 "Benefit Period" shall mean the period of time during which the Director Emeritus shall be entitled to receive Director Emeritus Fees. Benefit payments shall be made in equal monthly installments, commencing on the date the Participant begins providing Advisory Services and ceasing on the date the Participant discontinues his Advisory Services.

2.5 "Burial Benefit" means a one-time lump sum death benefit in the amount of Ten Thousand ($10,000.00) Dollars. This benefit is specifically for the purpose of providing payment for burial and/or funeral expenses of the Participant. Such benefit shall be payable to the Participant's Beneficiary within thirty (30) days of the Participant's death.

2.6 "Children" means all natural or adopted children of the Participant, and issue of any predeceased child or children.

2.7 "Director Emeritus" means a Participant who (i) has terminated service on the Board of Directors (for any reason other than Removal For Cause), (ii) has attained the eligibility requirements set forth in
         Section III of the Plan, and (iii) shall serve as an adviser and consultant to the Board of Directors following designation as a Director Emeritus by the Board of Directors. In providing Advisory
         Services to the Board of Directors, it is acknowledged that the Director Emeritus is not bound by the fiduciary duties of a director, but rather to the lesser duties required of an adviser or consultant.

2.8 "Director Emeritus Fee" means Fifty Percent (50%) of the monthly Board fee which the Participant was receiving most recently prior to his designation as a Director Emeritus. The Director Emeritus Fee shall be paid annually, in equal monthly installments, and shall be payable for the Benefit Period.

2.9      "Effective Date" of the Plan is March 1st, 1996.

2.10     "Estate" means the estate of the Participant.

2.11 "Participant" means any director who is a member of the Board of Directors of the Bank on the Effective Date of this Plan and who is designated by the Board of Directors to participate in the Plan. Any Participant subject to a Removal For Cause from the Board of Directors shall no longer be a Participant in the Plan and shall have no rights to any benefits covered by this Agreement.

2.12 "Removal For Cause" shall mean termination of the Participant's service on the Board of Directors prior to his designation as a Director Emeritus, due to the Participant's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than

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         traffic violations or infractions), or final cease-and-desist order, or gross negligence in matters of material importance to the Bank.

2.13 "Spouse" means the individual to whom the Participant is legally married at the time of the Participant's death.


                                   SECTION III
                                    BENEFITS

3.1 Director Emeritus. A Participant shall become a Director Emeritus if such Participant retires from service on the Board of Directors after having attained the eligibility requirements of sixty (60) years of age with twenty (20) years of continuous service on the Board of Directors. Such Director Emeritus shall be entitled to receive the Director Emeritus Fee during the Benefit Period in exchange for his Advisory Services. The Beneficiary of a Director Emeritus shall receive the Burial Benefit on behalf of the Director Emeritus. No other benefits shall be due to the Participant (or his Beneficiary) under this Agreement.

3.2 Participant. A Participant not receiving benefits under Subsection 3.1 above, shall be covered by this Subsection 3.2. The Beneficiary of such Participant shall receive the Burial Benefit on the Participant's behalf. No other benefits shall be due to the Participant (or his Beneficiary) under this Agreement.


                                   SECTION IV
                                 ADMINISTRATION

         The Board of Directors of the Bank shall be the Administrator of the Plan. All answers to questions of interpretation regarding the Plan which are issued by the Board of Directors shall be final and binding upon all persons having an interest in the Plan.


                                    SECTION V
                              REGULATORY EXCLUSIONS

         Notwithstanding anything herein to the contrary, any payments made hereunder pursuant to the Plan, or otherwise, shall be subject to and conditioned upon compliance with 12 U.S.C.ss. 1828(k) and any regulations promulgated thereunder.

         Notwithstanding any other provision, any non-vested Director Emeritus Fees shall not be paid to a Participant who has been removed from the Board of Directors pursuant to 12 U.S.C.ss. 1818(e).


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                                   SECTION VI
                          PARTICIPANT'S RIGHT TO ASSETS

         The rights of the Participant, any Beneficiary, or any other person claiming through the Participant under this Plan, shall be solely those of an unsecured general creditor of the Bank. The Participant, him Beneficiary, or any other person claiming through the Participant, shall only have the right to receive from the Bank those payments so specified under this Plan. The Participant agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts, which the Bank may possess or obtain to informally fund this Plan. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Plan, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Participant or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

                                   SECTION VII
                            RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Plan. The Participant, his Beneficiary or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Plan or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Participant be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Participant, then the Participant shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.


                                  SECTION VIII
                     ALIENABILITY AND ASSIGNMENT PROHIBITION

         Neither the Participant nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Participant or any Beneficiary attempts assignment, communication,

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hypothecation,  transfer  or  disposal  of the  benefits  hereunder,  the Bank's liabilities shall forthwith cease and terminate.


                                   SECTION IX
                        CLAIMS PROCEDURE AND ARBITRATION

         In the event that benefits under this Plan are not paid to the Participant (or to his Beneficiary in the case of the Participant's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, it shall provide in writing, within ninety (90) days of receipt of such claim, the specific reasons for such denial, reference to the provisions of this Plan upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

         If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Plan, any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan upon which the decision is based. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant (i) notifies the Administrator within 90 days after receipt by the claimant of the Administrator's determination, that the claimant intends to institute legal proceedings challenging the determination of the Administrator, and (ii) actually institutes such legal proceedings within 180 days of receipt by the claimant of the Administrator's determination.


                                    SECTION X
                            LIMITATIONS ON LIABILITY

         Notwithstanding any of the preceding provisions of the Plan, no individual acting as an employee or agent of the Bank, or as a member of the Board of Directors, shall be liable to the Participant or any other person for any claim, loss, liability or expense incurred in connection with the Plan, except that in the event that the Bank denies a claim for a benefit hereunder and it is later determined that such benefit is due and payable to Participant, either under the procedures provided for herein or by a court of appropriate jurisdiction or otherwise, then Participant shall be entitled to reimbursement by the Bank of any cost incurred by Participant in obtaining such benefit, including reasonable attorneys' fees.


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                                   SECTION XI
                             SUCCESSORS AND ASSIGNS

         This Plan shall be a contractual obligation of any successor(s) to the Bank and shall be legally enforceable as if it were in force by the Bank at all times.


                                   SECTION XII
                                  GOVERNING LAW

         This Plan shall be governed and construed in accordance with the laws of the state of Indiana.


                                  SECTION XIII
                                  SEVERABILITY

         In the event any provision of this Plan shall be held illegal, invalid or unenforceable such holding or determination shall not invalidate or render unenforceable any other provision herein.


                                   SECTION XIV
                                     GENDER

         Whenever in this Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine, or neuter gender, whenever they should so apply.


                                   SECTION XV
                                     HEADING

         Headings and sub-headings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.


                                   SECTION XVI
                              AMENDMENT/TERMINATION

         The Board of Directors  may amend,  modify,  suspend or terminate  this
Plan at any time, provided, however, that any amendment, modification, suspension or termination shall not affect the rights of participants to payments to which they are otherwise entitled pursuant to Section III of the Plan.



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                                  SECTION XVII
                                    EXECUTION

17.1 This Plan sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Plan.

17.2 This Plan shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF,  the Bank and the Participant have caused this Plan to be executed on this 18th day of March, 1996.

                                       FIRST FEDERAL SAVINGS BANK OF MARION



                                       By:      /s/ John Dalton
                                                President
                                                (Title)

                                                March 18, 1996
                                                Date


                                       By:      /s/ W. Gordon Coryea
                                                Participant

                                                March 18, 1996
                                                Date



                                                        -8-

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                                 FIRST AMENDMENT
                                     TO THE
                           DIRECTOR EMERITUS AGREEMENT
                                       OF
                      FIRST FEDERAL SAVINGS BANK OF MARION
                                 MARION, INDIANA

This First Amendment ("Amendment"), dated the 1st day of December, 1996, hereby amends the Director Emeritus Agreement ("Agreement") dated March 1, 1996, between First Federal Savings Bank of Marion and W. Gordon Coryea as follows:

The following Section II is added to the Agreement with all subsequent sections renumbered accordingly:

                                   SECTION II
                          ESTABLISHMENT OF RABBI TRUST

         The Bank shall establish a rabbi trust into which the Bank shall contribute assets which shall be held, managed and invested, pursuant to the agreement which establishes such rabbi trust (the "rabbi trust agreement"). The Bank intends to make a contribution or contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting obligations under this Agreement. The trust assets shall be subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the rabbi trust agreement, until the trust assets are paid to the Director and his Beneficiary in such manner and at such times as specified in this Agreement. Contribution(s) to the rabbi trust shall be made in accordance with the rabbi trust agreement.

         IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed in triplicate, the day and year written here above:

                                            FIRST FEDERAL SAVINGS BANK OF MARION


                                            By: /s/ John Dalton
                                            Title: President



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